Exhibit 99.1

Thomas Melito
Vice President - Treasurer
NEWS RELEASE	(972) 409-1527
FOR IMMEDIATE RELEASE

Michaels Stores, Inc. Reports Improved Fiscal 2009 First Quarter Results

IRVING, Texas – June 3, 2009 – Michaels Stores, Inc. (the “Company”) today reported net income of $4 million, for the first quarter of fiscal 2009, an improvement of $24 million from a net loss of $20 million in the first quarter of fiscal 2008.  Total sales for the quarter ended May 2, 2009 were $852 million, a 0.6% increase from fiscal 2008 first quarter sales of $847 million. Same-store sales for the comparable 13-week period decreased 2.0% of which 1.7% was related to the negative impact of foreign exchange rates.

John Menzer, Chief Executive Officer, said, “Our operating units performed relatively well, which were offset by the continued negative impact of a weakened Canadian dollar. We were very encouraged with the sales in a number of key categories, including Beads and Jewelry Making, Impulse items and Wall Frames. Our new marketing and merchandising programs are connecting with the Michaels customers and have helped drive an increase in customer transactions, even in today’s difficult retail environment.

“I have challenged the Michaels team to renew their commitment to be the destination of choice for ‘Where Creativity Happens,’ and continue to provide strong customer service in our stores. This is the clearest path to increase sales, and where our energy and efforts must remain focused,” concluded Mr. Menzer.

Operating Results

The 2.0% decline in same-store sales for the quarter was the result of a 5.2% decrease in average ticket, a 3.6% increase in transactions and a negative 0.4% impact from deferred custom framing revenue. Canadian currency translation adversely affected same-store sales for the first quarter by approximately 170 basis points.

The Company’s gross margin rate, inclusive of occupancy costs, was 37% for the quarter, a decrease of 150 basis points from the prior year. The decline in the gross margin rate was driven by a 100 basis point decline in merchandise margin for the quarter primarily related to a greater sales mix of promotional and clearance items, and a deleveraging in occupancy costs against declining comparable store sales and average store sales volume.

Selling, general and administrative expense in the first quarter decreased $26 million to $246 million, as a percent of sales decreased 320 basis points to 28.9% versus the prior year period due primarily to lower store and corporate salaries and benefits, bonus and severance expense.

Operating income increased approximately $16 million to $64 million, or 7.5% of sales, in the first quarter of fiscal 2009 from $48 million, or 5.7% of sales in the first quarter of fiscal 2008.

Interest expense for the quarter was $63 million, a decrease of $15 million due to a lower average interest rate on our variable-rate debt and lower average debt levels.

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063

(972) 409-1300

The effective tax expense rate is 40.5% for the first quarter of fiscal 2009 compared to 34.1% effective tax benefit rate for the first quarter of fiscal 2008. During the first quarter of fiscal 2008, we recorded non-deductible severance costs which resulted in an unfavorable adjustment to the 2008 effective rate. Such costs were not incurred in the first quarter of 2009.

Adjusted EBITDA for the quarter was $107 million, or 12.6% of sales, compared to $97 million, or 11.5% of sales, for the same period last year. Adjusted EBITDA includes rent expense of $79 million for the first quarter of fiscal 2009 compared to $76 million for the first quarter of fiscal 2008. Reconciliations of GAAP measures to non-GAAP Adjusted EBITDA presented herein are included at the end of this press release.

Balance Sheet and Cash Flow

Quarter end debt levels totaled $3.957  billion, down approximately $22 million from the prior year. During the quarter, the Company made a $5.9 million amortization payment on its Senior Secured Term Loan. At the end of the first quarter fiscal 2009, the Company had $32 million in cash and approximately $539 million of availability under its revolving credit facility. As of June 2, 2009, availability under the credit facility was approximately $530 million.

Average Michaels store inventory at the end of the first quarter, inclusive of distribution centers, was $833,000, up 3.1% from last year’s balance of $808,000, in part due to timing of inventory plan-o-gram resets scheduled for the first half fiscal 2009. The Company expects average inventory levels to be flat to last year by the end of fiscal 2009.

Capital spending for the quarter totaled $11 million, with $8 million attributable to real estate activities, such as new, relocated, existing and remodeled stores and $3 million for merchandise and supply chain systems enhancements.

The Company will host a conference call at 4:00 p.m. Central time today, including Chief Executive Officer, John Menzer and Executive Vice President and Chief Financial Officer, Elaine Crowley. Those who wish to participate in the call may do so by dialing 973-935-8513, conference ID# 79813671. Any interested party will also have the opportunity to access the call via the Internet at www.michaels.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at www.michaels.com or by phone at 800-642-1687, PIN #79813671.

Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of June 2, 2009, the Company owns and operates 1,022 Michaels stores in 49 states and Canada, and 156 Aaron Brothers stores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “anticipates,” “plans,” “estimates,” “expects,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.  Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income and forecasts of other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: the impact on our results of operations, cash flows and financial condition if the worldwide economic downturn continues or deteriorates further;  risks related to our substantial indebtedness; our debt agreements contain restrictions that limit our flexibility in operating our business; our growth depends on our ability to open new stores; our success will depend on how well we manage our business; changes in customer demand could materially adversely affect our sales, operating results and cash flow;  unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; improvements to our supply chain may not be fully successful; our suppliers may fail us;  our reliance on foreign suppliers increases our risk of obtaining adequate, timely, and cost-effective product supplies; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws,  may adversely impact our operations, merchandise offering, reputation and financial position; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise; we are co-sourcing certain of our information technology and accounts payable functions and may co-source other administrative functions, which will make us more dependent upon third parties; our information systems may prove inadequate; we may fail to optimize or adequately maintain our perpetual inventory and automated replenishment systems; failure to adequately maintain the security of our electronic and other confidential information could materially adversely affect our financial condition and operating results; if the Employee Free Choice Act is adopted, it would be easier for our associates to obtain union representation and our businesses could be adversely impacted; a weak fourth quarter would materially adversely affect our operating results; competition could negatively impact our operations; the interests of our controlling stockholders may conflict with the interests of our creditors; and other factors as set forth in our prior filings with the Securities and Exchange Commission, including those set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”).  The Company defines EBITDA as net income before interest, income taxes, discontinued operations, goodwill impairment, depreciation and amortization. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA adjusted for certain defined amounts that are added to, or subtracted from, EBITDA in accordance with the Company’s credit agreements (collectively, the “Adjustments”). The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA, among other things, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an incentive compensation target for certain management personnel. The Company uses Adjusted EBITDA in its assessment to make restricted payments, as defined within its Senior Secured term loan which was executed on October 31, 2006.  Contained in that agreement are limitations on the Company’s ability to make restricted payments, with the eligibility to make such payments partly dependent upon Adjusted EBITDA.

As EBITDA and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA and Adjusted EBITDA to net earnings and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

Subject to reclassification

	Quarter Ended
	May 2,	May 3,
	2009	2008
Net sales	$852	$847
Cost of sales and occupancy expense	537	521
Gross profit	315	326
Selling, general, and administrative expense	246	272
Related party expenses	4	4
Store pre-opening costs	1	2
Operating income	64	48
Interest expense	63	78
Other (income) and expense, net	(6)	—
Income (loss) before income taxes	7	(30)
Provision (benefit) for income taxes	3	(10)
Net income (loss)	$4	$(20)

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions, except share and per share amounts)

(Unaudited)

Subject to reclassification

	May 2,	January 31,	May 3,
	2009	2009	2008
ASSETS
Current assets:
Cash and equivalents	$32	$33	$42
Merchandise inventories	890	900	841
Prepaid expenses and other	71	73	70
Deferred income taxes	41	41	31
Income tax receivable	12	2	19
Total current assets	1,046	1,049	1,003
Property and equipment, at cost	1,222	1,214	1,168
Less accumulated depreciation	(859)	(832)	(748)
	363	382	420
Goodwill	94	94	94
Debt issuance costs, net of accumulated amortization of $43, $39, and $26, respectively	82	86	99
Deferred income taxes	13	12	—
Other assets	15	2	3
	204	194	196
Total assets	$1,613	$1,625	$1,619

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$213	$230	$191
Accrued liabilities and other	249	275	273
Current portion of long-term debt	196	173	235
Income taxes payable	—	2	—
Current liabilities - discontinued operations	1	1	2
Total current liabilities	659	681	701
Long-term debt	3,761	3,756	3,744
Deferred income taxes	—	—	4
Other long-term liabilities	74	74	79
Long-term liabilities - discontinued operations	—	1	1
Total long-term liabilities	3,835	3,831	3,828
	4,494	4,512	4,529
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized;
118,309,735 shares issued and outstanding at May 2, 2009;
118,376,402 shares issued and outstanding at January 31, 2009;
118,415,735 shares issued and outstanding at May 3, 2008	12	12	12
Additional paid-in capital	30	27	16
Accumulated deficit	(2,927)	(2,931)	(2,947)
Accumulated other comprehensive income	4	5	9
Total stockholders’ deficit	(2,881)	(2,887)	(2,910)
Total liabilities and stockholders’ deficit	$1,613	$1,625	$1,619

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

Subject to reclassification

	Quarter Ended
	May 2,	May 3,
	2009	2008
Operating activities:
Net income (loss)	$4	$(20)
Adjustments:
Depreciation and amortization	30	31
Share-based compensation	2	3
Deferred financing costs amortization	4	4
Accretion of subordinated discount notes	11	9
Changes in assets and liabilities:
Merchandise inventories	10	4
Prepaid expenses and other	1	—
Deferred income taxes and other	(13)	1
Accounts payable	(9)	(38)
Accrued interest	(30)	(53)
Accrued liabilities and other	5	(9)
Income taxes receivable	(13)	(13)
Other long-term liabilities	—	(2)
Net cash provided by (used in) operating activities	2	(83)

Investing activities:
Additions to property and equipment	(11)	(21)
Net cash used in investing activities	(11)	(21)

Financing activities:
Borrowings on asset-based revolving credit facility	236	304
Payments on asset-based revolving credit facility	(212)	(193)
Repayments on senior secured term loan facility	(6)	(6)
Payment of capital leases	—	(3)
Change in cash overdraft	(10)	14
Other	—	1
Net cash provided by financing activities	8	117

Net (decrease) increase in cash and equivalents	(1)	13
Cash and equivalents at beginning of period	33	29
Cash and equivalents at end of period	$32	$42

Supplemental Cash Flow Information:
Cash paid for interest	$78	$117
Cash paid for income taxes	$14	$5

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations: (Schedule may not foot due to rounding)

	Quarter Ended
	May 2,	May 3,
	2009	2008
Net sales	100.0%	100.0%
Cost of sales and occupancy expense	63.0	61.5
Gross profit	37.0	38.5
Selling, general, and administrative expense	28.9	32.1
Related party expenses	0.5	0.5
Store pre-opening costs	0.1	0.2
Operating income	7.5	5.7
Interest expense	7.4	9.2
Other (income) and expense, net	(0.7)	—
Income (loss) before income taxes	0.8	(3.5)
Provision (benefit) for income taxes	0.3	(1.1)
Net income (loss)	0.5%	(2.4)%

The following table sets forth certain of our unaudited operating data (dollar amounts in millions):

	Quarter Ended
	May 2,	May 3,
	2009	2008
Michaels stores:
Retail stores open at beginning of period	1,009	963
Retail stores opened during the period	11	17
Retail stores opened (relocations) during the period	4	3
Retail stores closed during the period	—	—
Retail stores closed (relocations) during the period	(4)	(3)
Retail stores open at end of period	1,020	980

Aaron Brothers stores:
Retail stores open at beginning of period	161	166
Retail stores opened during the period	—	—
Retail stores closed during the period	(5)	(2)
Retail stores open at end of period	156	164

Total store count at end of period	1,176	1,144

Other operating data:
Average inventory per Michaels store (1)	$833	$808
Comparable store sales decrease (2)	(2.0)%	(2.9)%

Michaels Stores, Inc.

Footnotes to Financial and Operating Data Tables

(Unaudited)

(1)	Average inventory per Michaels store calculation excludes Aaron Brothers.

(2)

Comparable store sales increase represents the increase in net sales for stores open the same number of months in the indicated period and the comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions.  A store temporarily closed more than 2 weeks due to a catastrophic event is not considered comparable during the month it closed.  If a store is closed longer than 2 weeks but less than 2 months, it becomes comparable in the month in which it reopens, subject to a mid-month convention.  A store closed longer than 2 months becomes comparable in its 14th month of operation after its reopening.

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(in millions)

	Quarter	Quarter
	ended	ended
	May 2, 2009	May 3, 2008

Cash flows from operating activities	$2	$(83)
Depreciation and amortization	(30)	(31)
Share-based compensation	(2)	(3)
Deferred financing cost amortization	(4)	(4)
Accretion of subordinated discount notes	(11)	(9)
Changes in assets and liabilities	49	110
Net income (loss)	4	(20)
Interest expense	63	78
Interest income	—	—
Income tax (benefit) provision	3	(10)
Depreciation and amortization	30	31
EBITDA	100	79
Adjustments:
Share-based compensation	2	3
Strategic alternatives and other legal	—	—
Sponsor Fees	4	4
Termination expense	3	7
Pre-opening costs	1	2
Multi-year initiatives (1)	—	—
Foreign currency translation gains/losses	(1)	—
Store closing costs	1	—
Gain on interest rate cap	(4)	—
Other (2)	1	2
Adjusted EBITDA	$107	$97

(1) Multi-year initiatives relate to store remodel costs.

(2) Other adjustments relate to items such as the moving & relocation expenses and franchise taxes.